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                                                           Exhibit 99.B.23(m)(3)



                            SHAREHOLDER SERVICES PLAN

                             FOR CLASS R1 SHARES OF

                                 MCMORGAN FUNDS

WHEREAS, McMorgan Funds, a Delaware statutory trust (the "Trust"), engages in business as an open-end management investment Trust and is registered as such under the Investment Trust Act of 1940, as amended (the "Act"); and

WHEREAS, shares of common stock of the Trust currently are divided into separate series (each individually, a "Fund," and collectively, the "Funds") as set forth in Schedule A, as amended from time to time; and

WHEREAS, shares of the Funds are issued in four classes, including "Class R1;"
and

WHEREAS, the Board of Trustees of the Trust has determined that there is a reasonable likelihood that the adoption of this Shareholder Services Plan ("Plan") will benefit the Trust, each of the Funds, and their respective shareholders; and

WHEREAS, on behalf of the Funds, the Trust desires to appoint New York Life Investment Management LLC ("NYLIM"), its affiliates, or independent third-party service providers to provide certain services to holders of the Class R1 Shares of the Funds under the terms and conditions described herein.

NOW, THEREFORE, the Trust hereby adopts this Plan, on behalf of the Class R1 Shares of the Funds, subject to the following terms and conditions:

A. Each Fund is authorized to pay NYLIM, its affiliates, or independent third-party service providers, as compensation for service activities (as defined in Paragraph D hereof) rendered to holders of the Class R1 Shares of the Fund, a shareholder service fee at the rate of 0.10% of the average daily net asset value of the Class R1 Shares of the Fund (the "Fee"). Such Fee shall be calculated daily and paid monthly or at such other intervals as the Board shall determine. NYLIM is authorized to pay its affiliates or independent third-party service providers for performing service activities consistent with this Plan.

B. This Plan shall not take effect until it, together with any related agreements, have been approved by votes of a majority of both: (a) the Trustees of the Trust; and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act), and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

C. This Plan shall continue in full force and effect as to a Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph B hereof.

D. NYLIM shall provide to the Board, and the Board shall review at least quarterly, a written report of the amounts expended in connection with the performance of "service activities," as defined in this Paragraph D, and the purposes for which such expenditures were made. NYLIM shall submit only information regarding amounts expended for "service activities" to the Board in support of the Fee payable hereunder.

     For purposes of this Plan, "service activities" shall mean those activities for which a "service fee," as defined by the rules and policy statements of the National Association of Securities Dealers, Inc., may be paid. Overhead and other expenses related to "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.


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E.   The amount of the Fee payable to NYLIM, its affiliates, or independent third-party service providers under Paragraph A hereof is related directly to expenses incurred by NYLIM, its affiliates, or independent third-party service providers on behalf of a Fund in servicing holders of Class R1 Shares of the Fund. The Fee set forth in Paragraph A hereof will be paid by a Fund to NYLIM, its affiliates, or independent third-party service providers until the Plan is terminated or not renewed with respect to that Fund. If the Plan is terminated or not renewed with respect to a Fund, any expenses incurred by NYLIM, its affiliates or independent third-party service providers, on behalf of the Fund, in excess of the payments of the Fee specified in Paragraph A hereof which NYLIM, its affiliates, or independent third-party service providers has received or accrued through the termination date are the sole responsibility and liability of NYLIM, its affiliates, or independent third-party service providers, and are not obligations of the Fund.

F. This Plan may be terminated as to any Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding voting securities of the affected class of a Fund on not more than 30 days' written notice to any other party to the Plan.

G. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

H. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph D hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

I. The Plan may be amended at any time with respect to a Fund provided that any material amendment, including any amendment to increase materially the amount of the Fee provided for in Paragraph A, is invalid and unenforceable unless such amendment is approved in the manner provided for approval in Paragraph B hereof.

Adopted by the Board of Trustees of the Trust on December 2, 2003.


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                                   SCHEDULE A
                             (as of January 1, 2004)


                                Fixed Income Fund





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                            SHAREHOLDER SERVICES PLAN

                             FOR CLASS R2 SHARES OF

                                 MCMORGAN FUNDS

WHEREAS, McMorgan Funds, a Delaware statutory trust (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS, shares of common stock of the Trust currently are divided into a number of separate series (each individually, a "Fund," and collectively, the "Funds") as set forth in Schedule A, as amended from time to time; and

WHEREAS, shares of the Funds are issued in seven classes, including "Class R2;" and

WHEREAS, the Board of Trustees of the Trust has determined that there is a reasonable likelihood that the adoption of this Shareholder Services Plan ("Plan") will benefit the Trust, each of the Funds, and their respective shareholders; and

WHEREAS, on behalf of the Funds, the Trust desires to appoint New York Life Investment Management LLC ("NYLIM"), its affiliates, or independent third-party service providers to provide certain services to holders of the Class R2 Shares of the Funds under the terms and conditions described herein.

NOW, THEREFORE, the Trust hereby adopts this Plan, on behalf of the Class R2 Shares of the Funds, subject to the following terms and conditions:

A. Each Fund is authorized to pay NYLIM, its affiliates, or independent third-party service providers, as compensation for service activities (as defined in Paragraph D hereof) rendered to holders of the Class R2 Shares of the Fund, a shareholder service fee at the rate of 0.10% of the average daily net asset value of the Class R2 Shares of the Fund (the "Fee"). Such Fee shall be calculated daily and paid monthly or at such other intervals as the Board shall determine. NYLIM is authorized to pay its affiliates or independent third-party service providers for performing service activities consistent with this Plan.

B. This Plan shall not take effect until it, together with any related agreements, have been approved by votes of a majority of both: (a) the Trustees of the Trust; and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act), and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

C. This Plan shall continue in full force and effect as to a Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph B hereof.

D. NYLIM shall provide to the Board, and the Board shall review at least quarterly, a written report of the amounts expended in connection with the performance of "service activities," as defined in this Paragraph D, and the purposes for which such expenditures were made. NYLIM shall submit only information regarding amounts expended for "service activities" to the Board in support of the Fee payable hereunder.

     For purposes of this Plan, "service activities" shall mean those activities for which a "service fee," as defined by the rules and policy statements of the National Association of Securities Dealers, Inc., may be paid. Overhead and other expenses related to "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

E. The amount of the Fee payable to NYLIM, its affiliates, or independent third-party service providers under Paragraph A hereof is related directly to expenses incurred by NYLIM, its affiliates, or independent third-party service providers on behalf of a Fund in servicing holders of Class R2 Shares of the Fund. The Fee set forth in Paragraph A hereof will be paid by a Fund to NYLIM, its affiliates, or independent third-party service providers until the Plan is terminated or not renewed with respect to that Fund. If the Plan is terminated or not renewed with respect to a Fund, any expenses incurred by NYLIM, its affiliates or independent third-party service providers, on behalf of the Fund, in excess of the payments of the Fee specified in Paragraph A hereof which NYLIM, its affiliates, or independent third-party service providers has received or accrued through the termination date are the sole responsibility and liability of NYLIM, its affiliates, or independent third-party service providers, and are not obligations of the Fund.

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F.   This Plan may be terminated as to any Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding voting securities of the affected class of a Fund on not more than 30 days' written notice to any other party to the Plan.

G. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

H. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph D hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

I. The Plan may be amended at any time with respect to a Fund provided that any material amendment, including any amendment to increase materially the amount of the Fee provided for in Paragraph A, is invalid and unenforceable unless such amendment is approved in the manner provided for approval in Paragraph B hereof.

Adopted by the Board of Trustees of the Trust on December 2, 2003.

                                   SCHEDULE A
                            (as of January 1, 2004)


                                Fixed Income Fund